Exhibit 10a



















			  FPL  GROUP,  INC.

		   DEFERRED  COMPENSATION  PLAN


















			 Amended and Restated
		      Effective January 1, 2001





			   FPL  GROUP,  INC.
		     DEFERRED  COMPENSATION  PLAN

			  TABLE OF CONTENTS


								Page

			      ARTICLE 1

			     Definitions
1.01    Account or Accounts                                       2
1.02    Administrator                                             2
1.03    Annual Deferral Election Form                             2
1.04    Award Agreement                                           2
1.05    Base Salary                                               2
1.06    Beneficiary Designation Form                              2
1.07    Board                                                     2
1.08    Bonus                                                     2
1.09    Change of Control                                         2
1.10    Committee                                                 4
1.11    Common Stock                                              4
1.12    Company                                                   4
1.13    Director's Fees                                           4
1.14    Disability                                                4
1.15    Distribution Election Form                                4
1.16    Distribution Starting Date                                5
1.17    Election Period                                           5
1.18    Employee                                                  5
1.19    Employer                                                  5
1.20    ERISA                                                     6
1.21    Exchange Act                                              6
1.22    Investment Account                                        6
1.23    Investment Election Form                                  6
1.24    IRC                                                       6
1.25    LTIP                                                      6
1.26    LTIP Award                                                6
1.27    Market Value Per Share                                    6
1.28    Non-Employee Director                                     6
1.29    Officer 6
1.30    Participant                                               7
1.31    Phantom Stock Account                                     7
1.32    Phantom Shares                                            7
1.33    Plan                                                      7
1.34    Plan Year                                                 7
1.35    Section 16 Committee                                      7
1.36    Section 16 Reporting Person                               7

		 ARTICLE 2

		Eligibility
2.01    Eligibility to Participate in the Plan                    7

		 ARTICLE 3

	  Deferred Compensation Benefits
3.01    Deferral Election                                         7
3.02    Investment Allocation                                     8
3.03    Deferral in Phantom Shares                                9
3.04    Deferral in Dollars                                      10

		 ARTICLE 4

	      Distributions
4.01    Manner of Distribution                                   11
4.02    Form of Distribution                                     11
4.03    Hardship Distributions                                   12
4.04    Distribution Upon a Termination of Employment
	  following Change of Control                            12
4.05    Beneficiary Designation                                  12
4.06    Taxes                                                    13
4.07    Distributions under Domestic Relations Orders            13

		  ARTICLE 5

		Administration
5.01    Administration                                           13
5.02    Liability of Committee and Administrator;
	  Indemnification                                        13
5.03    Determination of Benefits                                14
5.04    Expenses                                                 15
5.05    Compliance with Securities Laws                          16


		  ARTICLE 6

		Miscellaneous
6.01    No Trust Created                                         16
6.02    No Requirement to Fund                                   16
6.03    Benefits Payable from General Assets                     16
6.04    Successors                                               16
6.05    No Contract of Employment                                16
6.06    Amendment or Termination of Plan                         17
6.07    Top Hat Plan                                             17
6.08    Governing Law                                            17
6.09    Severability                                             17
6.10    Construction                                             17
6.11    Merger or Consolidation or Sale of Assets of
	  Employer                                               17
6.12    Transfer to an Affiliate of the Employer                 17
6.13    Assignment                                               18
6.14    Incapacity                                               18
6.15    Effect on Benefits Under Other Plans                     18
6.16    Indemnity Upon Change of Control                         18
6.17    No Rights as Stockholders                                18


Execution Page                                                   19






			    FPL  GROUP,  INC.
		      DEFERRED  COMPENSATION  PLAN


	THIS FPL GROUP, INC. DEFERRED COMPENSATION PLAN (the "Plan") effective as of January 1, 2001 (the "Restated Effective Date"), is an amendment and restatement of the FPL Group, Inc. Deferred Compensation Plan as amended and restated effective January 1, 1995 (the "Prior Plan"), which restated the original Plan (the "Original Plan") that was adopted by the Board of Directors of FPL Group, Inc. (the "Company") effective as of January 1, 1995 (the "Effective Date").

		    W I T N E S S E T H   T H A T:

	WHEREAS, the officers and a select group of management or highly compensated employees of the Company and its subsidiaries and affiliates (hereinafter collectively referred to as the "Employer") are entitled to compensation which results from or is attributable to their performance of services as officers and employees of the Employer and may be awarded bonuses and performance related compensation pursuant to the Annual Incentive Plan, the FPL Group Long Term Incentive Plan 1985, the FPL Group, Inc. Long Term Incentive Plan 1994 and other incentive compensation plans; and

	WHEREAS, directors of the Employer are entitled to fees which result from or are attributable to their performance of services as directors of the Employer; and

	WHEREAS, the Company established the Original Plan to provide deferred compensation to the officers, directors, and a select group of management or highly compensated employees of the Employer in order to permit such individuals to elect to defer receipt of all or a portion of their base salary, bonuses, incentive plan awards and/or directors' fees in accordance with the provisions of the Plan; and

	WHEREAS, the Company desires to amend and restate the Prior Plan so as to conform the terms of the Plan with the manner in which it has been operated, and to simplify and reduce the administrative burdens of maintaining the Plan; and

	WHEREAS, the Employer continues to intend that this Plan be considered an unfunded arrangement that is maintained primarily to provide deferred compensation to members of a select group of management or highly compensated employees of the Employer, for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

	NOW, THEREFORE, the Company hereby amends and restates the Prior Plan effective as of the Restated Effective Date for the exclusive benefit of participants and their beneficiaries on the following terms and conditions:




				 ARTICLE I
				DEFINITIONS

	The following terms when used herein shall have the designated meaning unless a different meaning is plainly required by the context in which the term is used:

	1.01 "Account" or "Accounts" shall mean the account or accounts established and maintained for a Participant pursuant to Article III of the Plan. A Participant's Account shall consist of the Participant's Phantom Stock Account and/or the Participant's Investment Account.

	1.02 "Administrator" shall mean an officer or officers of the Employer designated by the Company to administer the Plan or, until the Company designates such an officer or officers, the Vice President of Human Resources of the Company.

	1.03 "Annual Deferral Election Form" shall mean the form or forms that may be approved by the Administrator from time to time for use by a Participant to elect to defer Base Salary, Bonuses, LTIP Awards, and/or Director's Fees under the Plan, subject to the applicable limitations contained in the Plan.

	1.04 "Award Agreement" shall mean an agreement executed between the Company and an Officer pursuant to the LTIP setting forth the manner and form of distribution of such Officer's LTIP Award.

	1.05 "Base Salary" shall mean the base salary of a Participant paid by the Employer, exclusive of Bonuses, LTIP Awards, and Director's Fees.

	1.06 "Beneficiary Designation Form" shall mean the form or forms that may be approved by the Administrator from time to time for use by a Participant to designate a beneficiary or beneficiaries pursuant to
Section 4.05.

	1.07    "Board" shall mean the Board of Directors of the Company.

	1.08 "Bonus" shall mean any bonus that the Participant is awarded pursuant to the Annual Incentive Plan and such other payments awarded under such other incentive compensation plans that are designated by the Administrator as eligible for deferral under this Plan.

	1.09    "Change of Control shall mean:

		(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:
(i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

		(b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

		(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

		(d)     Approval by the shareholders of the Company of
(i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

	For purposes of this Subsection (d), the term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of this Subsection (d), the "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

	1.10 "Committee" shall mean the Compensation Committee of the Board or any such other committee designated by the Board, which shall consist of at least three members of the Board each of whom are not employees of the Company or any of its subsidiaries or affiliates.

	1.11    "Common Stock" shall mean the
common stock, $.01 par value per share, of the Company.

	1.12    "Company" shall mean FPL Group, Inc.

	1.13 "Director's Fees" shall mean the fees of a Participant which result from or are attributable to the performance of services by such Participant as a director of the Employer.

	1.14 "Disability" shall have the meaning set forth in the Long Term Disability Plan For Employees of FPL Group and Affiliates.

	1.15 "Distribution Election Form" shall mean the form or forms that may be approved by the Administrator from time to time for use by a Participant to elect a Distribution Starting Date and payment schedule pursuant to Sections 1.16 and 4.01.

	1.16    "Distribution Starting Dat" shall mean:

		(a) the first day of the first month following the earliest of the Participant's retirement, death, Disability, or other termination of service;

		(b) the first day of the first Plan Year following the earliest of the Participant's retirement, death, Disability, or other termination of service; or

		(c) subject to the Administrator authorizing a Participant to select a specific date on which his or her benefits under the Plan shall commence, a specific date specified by the Participant,

or as soon thereafter as is administratively feasible, as elected by the Participant in his or her Distribution Election Form.

	Effective for distributions commencing before the Restated Effective Date, in the event the Participant fails to elect one of the dates described above, his or her "Distribution Starting Date" shall be the first day of the first month following the earliest of the Participant's retirement, death, Disability, or other termination of service, or as soon thereafter as is administratively feasible. Effective for distributions commencing on or after the Restated Effective Date, in the event the Participant fails to elect one of the dates described above, his or her "Distribution Starting Date" shall be the first day of the first Plan Year following the earliest of the Participant's retirement, death, Disability, or other termination of service, or as soon thereafter as is administratively feasible.

	For purposes of this Plan, if the Participant transfers from one subsidiary or affiliate of the Employer to another subsidiary or affiliate of the Employer, such transfer shall not be considered a termination of service, and a termination of service shall occur only when the Participant separates from the employ of all subsidiaries and affiliates of the Employer.

	1.17 "Election Period" shall mean the period that occurs annually, as established by the Administrator, during which a Participant may deliver an Annual Deferral Election Form and a Distribution Election Form to the Administrator and which shall commence during the calendar year prior to the deferral and shall end before the date on which a Participant's benefits under the Plan would otherwise be treated as constructively received or the economic benefit of which would be enjoyed (within the meaning of the Federal tax laws).

	1.18 "Employee" shall mean an employee of the Employer in grade 12 or above who is designated by the Administrator as eligible to participate in the Plan, provided that such individual is among a select group of management or highly compensated employees within the meaning of ERISA 201(2).

	1.19 "Employer" shall mean the Company and its subsidiaries and affiliates.

	1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

	1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

	1.22 "Investment Account" shall mean an account established and maintained for a Participant pursuant to Section .

	1.23 "Investment Election Form" shall mean the form or forms that may be approved by the Administrator from time to time for use by a Participant
(i) to allocate deferred Base Salary, Bonuses, LTIP Awards, and/or Director's Fees between his or her Phantom Stock Account and Investment Account, if any, pursuant to Section 3.02, and (ii) to the extent such deferrals are allocated to the Participant's Investment Account, to allocate such deferrals among the investment funds selected by the Company pursuant to Section 3.04(b).

	1.24    "IRC" shall mean the Internal Revenue Code of 1986, as amended.

	1.25 "LTIP" shall mean the FPL Group, Inc. Long Term Incentive Plan 1994 or the FPL Group, Inc. Long Term Incentive Plan 1985, as applicable.

	1.26 "LTIP Award" shall mean an award granted pursuant to the terms of the LTIP, other than an award of Restricted Stock (as defined in the LTIP) that may be settled in shares of Common Stock unless the Administrator, after determining that the deferral of such award under this Plan will defer the federal income taxation of such award, authorizes the deferral of such Restricted Stock award, in its sole and absolute discretion.

	1.27 "Market Value Per Share" shall mean the closing sales price on the relevant date for shares of Common Stock as reported on the Composite Transactions Tape of the New York Stock Exchange, Inc. on such date. If such date is not a trading day or no sales occur on such date, the "Market Value Per Share" means the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective number of trading days between the selling dates and the valuation date.

	1.28 "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates.

	1.29 "Officer" shall mean an officer of the Employer who is designated by the Administrator as eligible to participate in the Plan, provided that such individual is among a select group of management or highly compensated employees within the meaning of ERISA 201(2).

	1.30 "Participant" shall mean a Non-Employee Director, Officer or Employee who is eligible to participate in the Plan and has elected to defer Base Salary, Bonuses, LTIP Awards and/or Director's Fees, as provided in Section .

	1.31 "Phantom Stock Account" shall mean an account established and maintained for a Participant pursuant to Section .

       1.32    "Phantom Shares" shall mean hypothetical shares of Common Stock.

	1.33 "Plan" shall mean the FPL Group, Inc. Deferred Compensation Plan, as contained herein, and as may be amended from time to time.

	1.34    "Plan Year" shall mean the calendar year.

	1.35 "Section 16 Committee" shall mean the committee of the Board established for the purposes of approving certain matters relating to Section 16 Reporting Persons.

	1.36 "Section 16 Reporting Person" shall mean any (a) director of the Company or (b) officer of the Employer designated by the Board to be an "executive officer" for purposes of Section 16(a) of the Exchange Act.


				ARTICLE II
				ELIGIBILITY

	2.01 Eligibility to Participate in the Plan. A Non-Employee Director, Officer or Employee shall be eligible to participate in the Plan to the extent provided herein.


				ARTICLE III
		      DEFERRED COMPENSATION BENEFITS

	3.01    Deferral Election.

		(a) In General. A Non-Employee Director, Officer or Employee may elect to defer all or a portion of his or her Base Salary, Bonuses, LTIP Awards, and/or Director's Fees to the extent provided in this
Section into a Phantom Stock Account and/or an Investment Account with respect to any Plan Year commencing on or after the Effective Date by completing, signing, and delivering an Annual Deferral Election Form to the Administrator during an Election Period:

			(1) A Non-Employee Director may defer all or a part of his or her Director's Fees;

			(2) An Officer may defer all or a portion of his or her Base Salary, Bonuses, and/or LTIP Awards; and

			(3)     An Employee may defer all or a portion
of his or her Bonuses, and, to the extent that the Administrator may in its sole discretion permit, any Employee may defer all or a portion of his or her Base Salary and/or LTIP Awards.

		(b)     Modification or Revocation of Deferral Elections.
A deferral election made pursuant to Subsection (a) during the Election Period by a Participant (other than a Section 16 Reporting Period) may be modified or revoked at any time during the Plan Year by the making of a new deferral election on the Annual Deferral Election Form. Such new deferral election shall be effective only with respect to Base Salary, Bonuses, LTIP Awards, and/or Director's Fees attributable to services performed subsequent to the date such election is delivered to and accepted by the Administrator, and such election shall in no event be effective with respect to any such items of compensation attributable to services performed on or prior to such date. If a Section 16 Reporting Person incurs a financial hardship (as defined in Section 4.03) and such Section 16 Reporting Person requests in writing a reduction or elimination of deferrals for the remainder of a Plan Year, the Administrator, in its sole and absolute discretion, but with the prior approval of the Section 16 Committee, may reduce or eliminate such future deferrals for the remainder of the Plan Year.

		(c) Limitation on Deferrals. Notwithstanding anything to the contrary in this Plan, the amount to be deferred under this Plan may not reduce the amount of Base Salary, Bonuses, LTIP Awards, and/or Director's Fees which would be paid to the Participant (determined after taking the election into account) below that required to pay the Participant's portion of any taxes due under Chapter 21 (Federal Insurance Contributions Act) of the IRC, any other employment taxes, and the amount, if any, required to be withheld for income tax purposes.

	3.02    Investment Allocation.

		(a) In General. A Phantom Stock Account and/or an Investment Account shall be established and maintained for each Participant. The Phantom Stock Account shall be measured in Phantom Shares and the Investment Account shall be measured in dollars. The Accounts shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts shall hold or be required to hold any actual funds or assets.

			(1)     Phantom Stock Account.

				(i)     So long as a Participant is a
Section 16 Reporting Person, the Participant's Phantom Stock Account shall, pursuant to an Award Agreement, be credited as described in Section with any deferred amounts attributable to LTIP Awards (other than shareholder value awards) and may, upon a Participant's election, be credited with Director's Fees. With respect to shareholder value awards granted under the LTIP, a Section 16 Reporting Person may elect to credit his or her Investment Account as described in Section 3.04 with any deferred amounts attributable to such awards.

				(ii)    A Participant who formerly was a
Section 16 Reporting Person and who is no longer a Section 16 Reporting Person may elect to credit his or her Investment Account as described in
Section 3.04 with any deferred amounts attributable to LTIP Awards.

			(2)     Investment Account.  A Participant's
Investment Account shall, upon a Participant's election, be credited as described in Section with any deferred amounts attributable to Base Salary, Bonuses, Director's Fees and/or, subject to Section 3.02(a)(1), LTIP Awards.

		(b) A Participant shall submit to the Administrator during an Election Period an Investment Election Form allocating his deferred Base Salary, Bonuses, LTIP Awards and/or Director's Fees between the Participant's Phantom Stock Account and/or Investment Account subject to Section 3.02(a)(1). A Participant may not change the allocation of deferred amounts between the Phantom Stock Account and the Investment Account on his or her Investment Election Form with respect to any Plan Year. Moreover, a Participant shall be prohibited from transferring any amounts credited to his Phantom Stock Account to his Investment Account and from transferring any amounts credited to his Investment Account to his Phantom Stock Account.

		(c)     The Administrator shall provide to each
Participant, within 120 days after the end of each Plan Year, a statement setting forth the balance of Phantom Shares in the Participant's Phantom Stock Account and the dollar value of the Participant's Investment Account as of the end of the Plan Year.

	3.03    Deferral in Phantom Shares.

		(a)     Stock Award Deferral.  When a Participant's
Phantom Stock Account is to be credited for deferred amounts attributable to LTIP Awards which would have otherwise been distributed to the Participant in the form of shares of Common Stock, then the number of shares of Common Stock which would have otherwise been distributed to the Participant shall be credited to the Participant's Phantom Stock Account as of the date that such distribution to the Participant would have otherwise occurred.

		(b)     Cash Deferral.  When a Participant's Phantom
Stock Account is to be credited for deferred amounts or dividends which would have otherwise been distributed to the Participant in the form of cash, then the Participant's Phantom Stock Account shall be credited with the number of Phantom Shares equal to the number of shares of Common Stock that could have been purchased with such cash amounts at the Market Value Per Share on the date that such cash amounts would have otherwise been distributed to the Participant. The number of such Phantom Shares shall be computed to three decimal places.

		(c) Stock Dividends. A Participant's Phantom Stock Account shall be credited on each record date for a stock dividend paid to holders of Common Stock with that number of full and fractional shares of Common Stock which the Participant would have received if on that record date such Participant had been the holder of record of a number of shares of Common Stock equal to the number of Phantom Shares (including fractions) then credited to his or her Phantom Stock Account.

		(d) Adjustments. The number of Phantom Shares shall be adjusted as determined in the discretion of the Administrator to reflect
(i) any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, split-up, spin-off or any similar corporate change affecting the Common Stock; (ii) unusual or nonrecurring events affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary; or
(iii) changes in applicable laws, regulations, or accounting principles.

	3.04    Deferral in Dollars.

		(a)     Deferred Amounts.  When a Participant's
Investment Account is to be credited with a deferred amount measured in dollars, that amount shall be credited to the Investment Account as of the close of business on the date that such amount would have otherwise been paid to the Participant.

		(b) Investment Funds. The Administrator may permit a Participant to allocate the Participant's Investment Account among one or more investment funds selected by the Company on an Investment Election Form, except that a Section 16 Reporting Person may not allocate any portion of the deferred amounts in his or her Investment Account to an investment fund investing all or a portion of its funds in Common Stock. A Participant may re-allocate the deferred amounts among such investment funds at any time or from time to time by submitting a new Investment Election Form to the Administrator, except that a Section 16 Reporting Person may not re-allocate any portion of the deferred amounts in his or her Investment Account to an investment fund investing all or a portion of its funds in Common Stock. Deferred amounts allocated to an investment fund shall be deemed to be invested in such investment fund and shall be adjusted each business day to reflect the hypothetical income, gain and loss, including any unrealized appreciation or depreciation of such investment fund.

		(c) Unallocated Funds. In the event a Participant fails to elect one or more investment funds on an Investment Election Form, the Participant's Investment Account shall be invested in an investment fund designated by the Administrator until such time as the Participant shall submit an Investment Election Form to the Administrator.




			     ARTICLE IV
			    DISTRIBUTIONS

	4.01 Manner of Distribution. The Employer shall pay to the Participant (or his or her beneficiary or beneficiaries if the Participant is deceased) his or her entire Account:

		(a)     on the Distribution Starting Date;

		(b) in substantially equal monthly installments commencing on the Distribution Starting Date and continuing for a period of up to 10 years; or

		(c) in accordance with such other distribution schedule as may be approved by the Administrator;

as elected by the Participant in his or her Distribution Election Form.
The Participant may make a separate distribution election with respect to each of his or her Phantom Stock Account and Investment Account. For a distribution election to be valid, it must be made during an Election Period unless otherwise approved by the Administrator, and in the case of
Section 16 Reporting Persons, with the additional prior approval by the
Section 16 Committee. In the event the Participant fails to make such a distribution election, the Employer shall pay to the Participant (or his or her beneficiary or beneficiaries if the Participant is deceased) his or her entire Account in a single sum on the Distribution Starting Date. It is the intent of the Employer that such Election Period with respect to a Participant end before the date on which a Participant's benefits under this Plan would otherwise be treated as constructively received or the economic benefit of which would be enjoyed (within the meaning of the Federal tax laws). After distribution of a Participant's Account has commenced, a Participant's right to amend his or her distribution election or elections ceases. Distribution Election Forms submitted after distribution of a Participant's Account has commenced shall be null and void.

	The distribution election made in a Participant's most recent Distribution Election Form shall govern over the distribution elections made in all prior Distribution Election Forms for such deferred amounts; provided, however, that the distribution of such deferred amounts commences no sooner than six months after the date of the most recent Distribution Election Form. If the distribution of such deferred amounts commences within six months after the date of the most recent Distribution Election Form, the Distribution Election Form that was delivered to the Administrator on the most recent date which is more than six months prior to the distribution of such deferred amounts shall govern over the distribution election in the Participant's most recent Distribution Election Form.

	4.02 Form of Distribution. Benefits attributable to the value of the Investment Account shall be distributed to the Participant in cash. Benefits attributable to the Phantom Stock Account shall be distributed to the Participant in the form of cash and/or shares of Common Stock in accordance with the terms of the Participant's Award Agreement (or, in the event such Award Agreement provides the Committee the discretion to determine the form of payment or otherwise fails to specify the form of payment, the Committee shall have the sole and absolute discretion to determine the form of payment). To the extent that the distribution is in the form of shares of Common Stock, such distribution shall be subject to all applicable securities laws andregulations, and the Company shall have taken all steps, if any, including registration and listing, as may be necessary to make the shares immediately transferrable (by sale or otherwise) by the Participant without further regulatory action or compliance on the part of the Participant.

The Participant shall reasonably cooperate with the Company, at the Company's expense, to facilitate such compliance and related actions by the Company.

	4.03 Hardship Distributions. The Participant shall be entitled to a distribution of all or a portion of his or her Account upon written application to the Administrator and the determination of the Administrator, in its sole and absolute discretion, except that in the case of a Section 16 Reporting Person, with the additional prior approval of the Section 16 Committee, that without such distribution, the Participant would suffer or continue to suffer a financial hardship. A "financial hardship" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent
(as defined in IRC section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals of amounts because of a financial hardship shall only be permitted to the extent reasonably needed to satisfy the financial need.

	4.04 Distribution Upon a Termination of Employment following a Chance of Control. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs and as a result of such Change of Control the Participant's employment with the Company or its subsidiaries and affiliates is terminated, then the Employer shall pay to the Participant (or his or her beneficiary or beneficiaries if the Participant is deceased) his or her entire Account in a single sum on the first day of the month following the termination of employment.

	4.05 Beneficiary Designation. For purposes of this Plan, a Participant's beneficiary or beneficiaries under this Plan shall be the person or persons last designated by a Participant, by written notice filed with the Administrator, to receive a Plan benefit upon the death of the Participant. The designation of a beneficiary other than the spouse of the Participant, if any, shall be void unless such spouse consents to such non-spouse beneficiary designation. In the event a Participant fails to designate a person or persons as provided above, or if no beneficiary so designated survives the Participant, then for all purposes of this Plan, the beneficiary shall be the spouse of the Participant, if living. If the spouse is not living, then payment shall be made to the beneficiary or beneficiaries designated by such Participant for the death benefits provided pursuant to the split dollar arrangement entered into with the Employer. If a Participant has not entered into a split dollar arrangement with the Employer, such Participant's beneficiary or beneficiaries under this Plan shall be the beneficiary or beneficiaries of his or her death benefits under the Medical, Dental and Life Insurance Plan for Employees of FPL Group, Inc. (or any successor plan thereof).
If a Participant is not a participant in either of the above described plans, the Participant's beneficiary shall be his or her estate.

	4.06 Taxes. All amounts payable to any Participant hereunder may be reduced by any and all federal, state and local taxes imposed upon the Participant or his or her beneficiary or beneficiaries which are required to be withheld by the Employer.

	4.07 Distributions under Domestic Relations Orders. Nothing contained in this Plan prevents the Employer, in accordance with the direction of the Administrator, from complying with the provisions of a judgment, decree, or order (including approval of a property settlement agreement) resulting from a divorce, legal separation, annulment or change in legal custody that assigns to a spouse, former spouse, child or other dependent of a Participant (an "Alternate Payee") the right to receive all or a portion of the benefits of a Participant under the Plan in a form of payment permitted under the terms of the Plan (a "Domestic Relations Order"). The Employer shall make any payments required under this Section 4.07 by separate checks to each Alternate Payee, unless otherwise explicitly provided in the Domestic Relations Order.
Distribution to an Alternate Payee under a Domestic Relations Order is permitted at any time, irrespective of whether the Participant is currently entitled to a distribution of his or her benefits under the Plan. A distribution to an Alternate Payee prior to the time the Participant is entitled to a distribution of his or her benefits under the Plan is available only if the Domestic Relations Order explicitly requires distribution at that time. Notwithstanding the foregoing, nothing in this Section 4.07 provides a Participant the right to receive a distribution of his or her benefits at a time not otherwise permitted under the terms of the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan.

	Within a reasonable period of time after receiving the Domestic Relations Order, the Administrator will determine whether such order complies with the terms of the Plan and will notify the Participant and each Alternate Payee of its determination. If any portion of the Participant's benefit is payable during the period the Administrator is making such determination, the Administrator shall make a separate accounting of the amounts payable.




				 ARTICLE V
			       ADMINISTRATION

	5.01 Administration. The Administrator shall administer and interpret this Plan in accordance with the provisions of the Plan in its sole and absolute discretion. Any determination or decision by the Administrator shall be conclusive and binding on all persons who at any time have, have had, or may have a claim to any interest whatsoever under this Plan.

	5.02    Liability of Committee and Administrator; Indemnification.
To the extent permitted by law, no member of the Committee (or its delegatee) or the Administrator shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own gross negligence or willful misconduct. The Employer shall indemnify the members of the Committee (or its delegatee) and the Administrator against any and all claims, losses, damages, expenses, including any counsel fees and costs, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

	5.03    Determination of Benefits.

		(a)     Claim for Benefits.     A person, or his or her
duly authorized representative, who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Administrator, setting forth his or her claim. The request must be addressed to the Company at its then principal place of business.

		(b)     Timing and Notification of Benefit Determination.


			(1)     Timing.  If a claim is wholly or
partially denied, the Administrator shall notify the Claimant of the Plan's adverse benefit determination (as defined in DOL Reg. 2560.503-1(m)(4)) within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Administrator determines that special circumstances require an extension of time for processing the Claim. If the Administrator determines that an extension of time for processing is required, notice (as defined in DOL Reg. 2560.503-1(m)(5)) of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period; however, in no event shall such extension exceed a period of 90 days from the end of such initial period. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. For purposes of this Subsection (b), the period of time within which a benefit determination is required to be made shall begin at the time a Claim is filed in accordance with the procedures set forth in this Subsection (b), without regard to whether all the information necessary to make a benefit determination accompanies such filing.

			(2) Manner and Content of Notification of Benefit Determination. The Administrator shall provide a Claimant with written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by DOL Reg. 2520.104b-1(c)(1)(i), (iii), and (iv). The notification shall set forth, in a manner calculated to be understood by the Claimant (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the determination is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA
Section 502(a) following an adverse benefit determination on review.

		(c) Appeal of Adverse Benefit Determination; Full and Fair Review. Within 60 days after the receipt by the Claimant of the written opinion described in Subsection (b), the Claimant may request in writing that the Committee review the claim and the Administrator's initial adverse benefit determination. Such request must be addressed to the Company at its then principal place of business, and may include the submission of written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in DOL Reg. 2560.503-1(m)(8)) to the Claimant's claim for benefits. The Committee's review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Claimant does not request a review of the Administrator's initial determination within such 60 day period, he shall be barred and estopped from challenging such determination.

		(d)     Notification of Benefit Determination on Review.

			(1)     Timing of Notification of Benefit
Determination on Review. The Committee shall notify a Claimant of the Plan's determination of a request for review within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the Claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. For purposes of this Subsection (d), the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the procedures set forth in Subsection (c), without regard to whether all the information necessary to make a benefit determination on review accompanies such filing. In the event that a period of time is extended due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

			(2) Manner and Content of Notification of Benefit Determination on Review. The Committee shall provide a Claimant with written or electronic notification of a Plan's benefit determination on review. Any electronic notification shall comply with the standards imposed by DOL Reg. 2520.104b-1(c)(1)(i), (iii), and (iv). In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the Claimant (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the benefit determination is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (iv) a statement of the Claimant's right to bring a civil action under ERISA
Section 502(a).

	5.04 Expenses. The cost of this Plan and the expenses of administering the Plan shall be borne by the Employer.

	5.05 Compliance with Securities Laws. Notwithstanding anything else to the contrary contained herein,

		(a) the Section 16 Committee shall have sole and absolute discretion with respect to the application, administration and interpretation of the Plan with regard to, and the deferral of compensation by, any Participant who is a Section 16 Reporting Person; and

		(b) a Section 16 Reporting Person shall not take any actions or make any elections which could result in short-swing trading liability under Section 16 of the Exchange Act.




				 ARTICLE VI
			       MISCELLANEOUS

	6.01 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to its provisions by any party shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Employer and the Participants or their beneficiaries.

	6.02 No Requirement to Fund. The Employer is not required to and shall not fund (within the meaning of the Federal tax laws) this Plan. Even though amounts deferred under this Plan are credited to the Accounts of the Participants, the Employer shall not be required to earmark, deposit, contribute to a trust, or otherwise set aside funds for such Accounts.

	6.03 Benefits Payable from General Assets. The benefits payable under this Plan to a Participant or his or her beneficiary or beneficiaries may be made from the general assets of the Employer or from such other assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits under this Plan. It is intended that the Employer's obligation under this Plan be an unfunded and unsecured promise to pay money in the future. Any funds earmarked, deposited, contributed to a trust, or otherwise set aside by the Employer to assist it in satisfying its obligations under this Plan shall be subject to the claims of general creditors of the Employer. The Participants' (or their beneficiaries') rights to benefits under this Plan which are payable by the Employer shall be no greater than the right of any unsecured general creditor of the Employer, and the Participants (and their beneficiaries) shall not have any security interest in any assets
(including, but not limited to, assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits provided under this Plan) of the Employer.

	6.04 Successors. This Plan shall be binding upon the Employer and its successors and assigns, and the Participant, his or her successors, heirs, executors, administrators and beneficiaries.

	6.05 No Contract of Employment. Nothing contained in this Plan shall be construed to be a contract of employment or as conferring upon an eligible Non-Employee Director, Officer or Employee the right to continue to be employed by the Employer in his or her present capacity, or in any capacity, or any rights as an officer or director of the Employer.

	6.06 Amendment or Termination of Plan. Except to the extent otherwise reserved to the Administrator, the President or any Vice President or the General Counsel of the Company (the "Corporate Officers") shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. The Committee expressly reserves the right to terminate the Plan and to amend Sections 1.05, 1.08, 1.09, 1.10, 1.11,
1.12, 1.13, 1.14, 1.16, 1.18, 1.19, 1.27, 1.28, 1.29, 1.30, 2.01, 3.01,
4.01, 4.03, 4.04, 6.02, 6.03, and 6.06 hereof and shall have the right to amend any such section or sections at any time or from time to time, including a retroactive amendment. No amendment or termination of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation under this Plan created prior to such amendment or termination.

	6.07 Top Hat Plan. It is the Employer's intention that this Plan be construed as an unfunded, non-qualified deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of ERISA 201(2).

	6.08 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Florida unless superseded by federal law.

	6.09 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

	6.10 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

	6.11 Merger or Consolidation or Sale of Assets of Employer. Subject to the requirement that the Employer make distributions upon termination of a Participant's employment following a Change of Control pursuant to Section 4.04, in the event of the merger or consolidation of the Employer with any other entity, or in the event substantially all of the assets of the Employer are to be transferred to another entity, the successor entity resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall assume the obligations of the Employer hereunder and shall be substituted for the Employer hereunder.

	6.12 Transfer to an Affiliate of the Employer. An election to defer Base Salary, Bonuses, LTIP Awards, and/or Director's Fees under this Plan shall apply with respect to such items of compensation paid by a Participant's Employer at the time such deferral election is properly made. In the event the Participant has a deferral election in effect and transfers from one subsidiary or affiliate of the Employer to another subsidiary or affiliate of the Employer, the new Employer shall to the extent possible continue to comply with such deferral election (and the other related administrative elections). As soon as administratively practicable, the Administrator shall notify such new Employer of the Participant's elections in effect and shall make available copies of the relevant forms on which such elections were made.

	6.13 Assignment. No right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy or any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or beneficiary, except as provided by Sections 4.06 and 4.07. Except as provided in this Section , any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

	6.14 Incapacity. If the Administrator determines that any person to whom any distribution is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim thereto has been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment, in such manner as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under this Plan.

	6.15 Effect on Benefits Under Other Plans. Any Base Salary, Bonuses, LTIP Award, and/or Director's Fees deferred hereunder and any benefits payable under this Plan shall not be considered salary or other compensation to the Participant for the purposes of computing benefits to which he or she may be entitled under any other employee benefit plan established or maintained by the Employer, except to the extent provided in such other employee benefit plan.

	6.16 Indemnity Upon Change of Control. If upon a Change of Control it becomes necessary for a Participant (or his or her beneficiary or beneficiaries) to institute a claim, by litigation or otherwise, to enforce his or her rights under this Plan, the Employer (and its successors or transferee in accordance with Section ) shall indemnify such Participant (or his or her beneficiary or beneficiaries) from and against all costs and expenses, including legal fees, incurred by him or her in instituting and maintaining such claim.

	6.17 No Rights as Stockholders. No Participant who elects to defer compensation into a Phantom Stock Account pursuant to Section will have any rights arising out of the ownership of Common Stock as a result of such deferral election.



	IN WITNESS WHEREOF the Committee has caused this Plan to be signed by a duly appointed officer of the Company and the Company's corporate seal to be hereunto affixed as of this 30th day of July, 2001.




ATTEST:                           FPL GROUP, INC.



			   By:   DENNIS P. COYLE
			   __________________________________
			   Dennis P. Coyle, General Counsel and Secretary


				   (Seal)